Exhibit 99.2

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE THREE MONTHS ENDED JUNE 30, 2013, 2012 AND 2011

(IN THOUSANDS)

	Three Months Ended June 30, 2013				Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$898,104	$131,400	$(433)	$1,029,071	$872,584	$119,921	$(422)	$992,083	$850,470	$112,047	$(680)	$961,837

Operating expenses:
Salaries, wages and employee benefits	202,757	21,095	—	223,852	198,618	18,949	—	217,567	202,556	17,550	—	220,106
Operating supplies and expenses	68,136	10,860	—	78,996	63,379	11,092	—	74,471	58,766	10,596	—	69,362
Fuel	144,377	16,509	—	160,886	145,826	16,513	—	162,339	168,537	17,704	—	186,241
Purchased transportation	257,471	50,870	(224)	308,117	252,685	45,573	(302)	297,956	223,680	41,810	(540)	264,950
Rental expense	30,541	12,475	(20)	42,996	26,576	9,890	(20)	36,446	19,224	10,292	(20)	29,496
Insurance and claims	29,207	4,579	(189)	33,597	26,278	3,170	(100)	29,348	27,876	4,404	(120)	32,160
Depreciation and amortization of property and equipment	52,527	4,353	—	56,880	50,389	4,779	—	55,168	51,553	3,194	—	54,747
Amortization of intangibles	4,203	—	—	4,203	4,215	—	—	4,215	4,617	—	—	4,617
Gain on disposal of property and equipment	(4,681)	(462)	—	(5,143)	(3,478)	(1,547)	—	(5,025)	(700)	(31)	—	(731)
Communication and utilities	5,433	468	—	5,901	5,975	595	—	6,570	6,335	515	—	6,850
Operating taxes and licenses	15,852	2,668	—	18,520	15,444	2,535	—	17,979	15,459	2,452	—	17,911

Total operating expense	805,823	123,415	(433)	928,805	785,907	111,549	(422)	897,034	777,903	108,486	(680)	885,709

Operating income	92,281	7,985	—	100,266	86,677	8,372	—	95,049	72,567	3,561	—	76,128

Other (income) expenses:
Interest expense	23,760	1,002	—	24,762	29,553	1,022	—	30,575	36,631	934	—	37,565
Derivative interest expense	532	—	—	532	2,108	—	—	2,108	4,003	—	—	4,003
Interest income	(517)	(29)	—	(546)	(439)	(12)	—	(451)	(471)	(26)	—	(497)
Loss on debt extinguishment	—	—	—	—	1,279	—	—	1,279	—	—	—	—
Other	(1,323)	(1)	—	(1,324)	(1,299)	(15)	—	(1,314)	(664)	(108)	—	(772)

Total other (income) expenses, net	22,452	972	—	23,424	31,202	995	—	32,197	39,499	800	—	40,299

Income before income taxes	69,829	7,013	—	76,842	55,475	7,377	—	62,852	33,068	2,761	—	35,829
Income tax expense	26,888	75	—	26,963	21,776	156	—	21,932	13,485	48	—	13,533

Net income	$42,941	$6,938	$—	$49,879	$33,699	$7,221	$—	$40,920	$19,583	$2,713	$—	$22,296

GAAP Diluted EPS	$0.30	$0.05 (d)		$0.35	$0.24	$0.05 (d)		$0.29	$0.14	$0.02 (d)		$0.16

Adjusted EPS (c)	$0.32	$0.03 (d)		$0.35	$0.27	$0.03 (d)		$0.31	$0.18	$0.01 (d)		$0.19

Diluted weighted average shares used in per share calculation	141,838	141,838 (d)		141,838	139,640	139,640 (d)		139,640	140,716	140,716 (d)		140,716

Operating Ratio	89.7%	93.9%		90.3%	90.1%	93.0%		90.4%	91.5%	96.8%		92.1%

Adjusted Operating Ratio (e)	86.7%	92.4%		87.5%	87.0%	91.0%		87.5%	88.6%	95.9%		89.4%

EBITDA	$150,334	$12,339		$162,673	$141,301	$13,166		$154,467	$129,401	$6,863		$136,264

Adjusted EBITDA (f)	$151,167	$12,399		$163,566	$144,046	$13,228		$157,274	$131,720	$6,916		$138,636

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the three months ended June 30, 2013, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the three months ended June 30, 2013, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the three months ended June 30, 2013, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the three months ended June 30, 2013, 2012 and 2011.